Exhibit 99.1

                     Vignette Reports Preliminary
                 Third-Quarter 2007 Financial Results


    AUSTIN, Texas--(BUSINESS WIRE)--Oct. 1, 2007--Vignette Corporation (NASDAQ:VIGN) today announced preliminary results for its third quarter ended September 30, 2007.

    Preliminary results indicate third-quarter revenue is expected to be in the range of $42 to $44 million with license revenue for the quarter to be approximately 18% to 19% of total revenue. Third-quarter GAAP net income is expected to be between $0.06 and $0.11 per share on a fully diluted basis. Vignette expects third-quarter non-GAAP net income to be between $0.16 and $0.21 per share on a fully diluted basis.

    "After four consecutive quarters of solid results, we had a difficult third quarter," said Mike Aviles, president and chief executive officer at Vignette. "Services revenue was strong, but that was more than offset by disappointing license revenue across various geographies and verticals. The good news is that despite the overall revenue shortfall, we still expect to deliver net income within the range of original guidance."

    Expected third-quarter results are preliminary and subject to management and independent auditors completing their quarterly closing review procedures.

    Vignette will release final third-quarter results and conference call details in subsequent press releases.

    About Vignette

    Vignette helps organizations improve interactions with customers and partners by delivering highly personalized, interactive online experiences. Our early content management and delivery tools laid the groundwork for some of the Web's most popular sites. Today, our award-winning Next-Generation Web solution powers some of the world's most recognizable online brands and enables organizations to have more meaningful interactions with their customers and associates. Our Imaging and Workflow solution adds the ability to deliver and manage online and offline document-driven customer transactions. Vignette is headquartered in Austin, Texas with operations worldwide. Visit www.vignette.com.

    Non-GAAP Financial Measures

    Vignette believes that non-GAAP financial measures, such as non-GAAP net income per share, are useful to investors because they exclude certain non-operating or non-recurring charges. Vignette's management excludes these non-operating or non-recurring charges when it internally evaluates the performance of Vignette's business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of Vignette and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities.

    The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

    FORWARD-LOOKING STATEMENTS

    The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding Vignette's expectations, beliefs, hopes, intentions or strategies regarding the future. The final results for the third quarter of 2007 may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of quarterly financial statements, including final review of transactions and consultation with our outside auditors. All forward-looking statements included in this press release are based upon information available to Vignette as of the date hereof, and Vignette assumes no obligation to update any such forward-looking statement. Additional information regarding potential risks is provided in Vignette's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. Vignette assumes no obligation to update the forward-looking statements included in this release.

    Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries.

    All other names are the trademarks or registered trademarks of their respective companies.


    CONTACT: Vignette Corporation, Austin
             Investor Contact:
             Pat Kelly, 512-741-4727
             Chief Financial Officer
             pat.kelly@vignette.com
             or
             Media Contact:
             David Tishgart, 512-741-4871
             Senior Manager, Public Relations
             david.tishgart@vignette.com